SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                      FORM 8-K


                                   CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  February 3, 1998




                                   Mallinckrodt Inc.
               (Exact name of registrant as specified in its charter)




            New York                1-483            36-1263901
  (State or other jurisdiction   (Commission     (I.R.S. Employer
   of incorporation)              File Number)    Identification No.)



 675 McDonnell Boulevard, St. Louis, MO                      63134
(Address of principal executive offices)                  (ZIP Code)


Registrant's telephone number,                         (314) 654-2000
    including area code

Item 5.  Other Events
The following information is provided to assist the readers of our financial statement and is prepared in a manner consistent with the pro forma financial information presented in the Form 8-K/A filed November 3, 1997, pursuant to Article 11 of Regulation S-X for the period ended June 30, 1997.

The following Unaudited Pro Forma Condensed Consolidated Statement of Operations presents the combined results of operations of Mallinckrodt Inc. (Mallinckrodt) and Nellcor Puritan Bennett Incorporated (Nellcor) as if the August 28, 1997 acquisition of Nellcor had occurred as of the beginning of fiscal 1997, after giving effect to certain adjustments, including amortization of intangibles and goodwill, increased interest payments on debt related to the acquisition, reduced interest income from cash utilized to complete the acquisition and the related tax effects. The Unaudited Pro Forma Condensed Consolidated Statement of Operations does not necessarily reflect the results of operations that would have occurred had Mallinckrodt and Nellcor operated as a combined entity during such periods.


                             Mallinckrodt Inc.
  Unaudited Pro Forma Condensed Consolidated Statement of Operations
                         Year Ended June 30, 1997


(In millions, except per share amounts)

                                            Quarters
                       --------------------------------------------------
                         First    Second    Third     Fourth      Year
                       --------  --------  --------  --------  ----------
Net sales              $ 612.9   $ 639.4   $ 678.8   $ 708.7   $ 2,639.8
Operating costs
  and expenses:
    Cost of goods
      sold               329.0     349.0     368.9     380.4     1,427.3
    Selling,
      administration
      and general
      expenses           169.4     176.0     176.0     178.9       700.3
    Research and
      development
      expenses            41.7      40.4      41.3      42.0       165.4
    Restructuring
      charges                                            9.7         9.7
    Merger and
      related costs                 21.7                            21.7
    Other operating
      (income) expense,
      net                 (0.9)      1.1      (3.4)     (4.0)       (7.2)
                       --------  --------  --------  --------  ----------
Total operating costs
  and expenses           539.2     588.2     582.8     607.0     2,317.2
                       --------  --------  --------  --------  ----------

Operating earnings        73.7      51.2      96.0     101.7       322.6
Interest income and
  other nonoperating
  income (expense),
  net                     (0.9)      1.1      (0.9)      2.0         1.3
Interest expense         (30.2)    (29.5)   ( 29.7)    (28.8)     (118.2)
                       --------  --------  --------  --------  ----------

Earnings before
  income taxes            42.6      22.8      65.4      74.9       205.7
Income tax provision      16.9      11.8      23.4      27.4        79.5
                       --------  --------  --------  --------  ----------

Net earnings              25.7      11.0      42.0      47.5       126.2
Preferred stock
  dividends                (.1)      (.1)      (.1)      (.1)        (.4)
                       --------  --------  --------  --------  ----------

Available for common
  shareholders         $  25.6   $  10.9   $  41.9   $  47.4   $   125.8
                       ========  ========  ========  ========  ==========

EARNINGS PER
  COMMON SHARE
    Basic    Quarter   $   .34   $   .15   $   .57   $   .65
             Year-to-
               Date    $   .34   $   .49   $  1.06   $  1.70   $    1.70

    Diluted  Quarter   $   .34   $   .14   $   .56   $   .64
             Year-to-
               Date    $   .34   $   .48   $  1.04   $  1.67   $    1.67


The Unaudited Pro Forma Condensed Consolidated Statement of
Operations presented above does not include non-cash charges for purchased research and development and the sale of inventory stepped up to fair value at date of acquisition.

The EPS amounts have been restated to conform with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 128, Earnings Per Share. Statement 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.


                                 # # #


Mallinckrodt Inc.



ROGER A. KELLER
Vice President, Secretary
and General Counsel

DATE:  February 3, 1998